UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2023

Franklin BSP Capital Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01360	85-2950084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 4, 2023, Franklin BSP Capital Corporation (the “Corporation”) refinanced the $400.0 million credit facility that it had entered into with its wholly-owned, consolidated special purpose financing subsidiary, FBCC Funding I, LLC, Franklin BSP Capital Adviser L.L.C., the lenders party thereto, Morgan Stanley Asset Funding, Inc., as administrative agent, and U.S. Bank National Association (“U.S. Bank”), as collateral agent, account bank and collateral custodian, with a $400.0 million credit facility with FBCC Jupiter Funding, LLC, a wholly-owned, consolidated special purpose financing subsidiary of the Corporation, as borrower (“Jupiter Funding”), Franklin BSP Capital Adviser, L.L.C., as portfolio manager, the lenders party thereto, U.S. Bank, as securities intermediary, U.S. Bank Trust Company, National Association as collateral administrator and collateral agent, and JPMorgan Chase Bank, National Association, as administrative agent (the “JPM Credit Facility”).

The JPM Credit Facility provides for borrowings through October 4, 2026, and any amounts borrowed under the JPM Credit Facility will mature on October 4, 2027. Borrowings under the JPM Credit Facility will bear interest at a benchmark rate, currently SOFR, plus a margin of 2.75% per annum, which is inclusive of an administrative agent fee. Interest is payable quarterly in arrears. Jupiter Funding will be subject to a non-usage fee of 0.75%, which is inclusive of the administrative agent fee, to the extent the commitments available under the JPM Credit Facility have not been borrowed. Jupiter Funding paid an upfront fee and incurred other customary costs and expenses in connection with the JPM Credit Facility.

Jupiter Funding’s obligations under the JPM Credit Facility are secured by a first priority security interest in substantially all of the assets of Jupiter Funding, including its portfolio of investments. The obligations of Jupiter Funding under the JPM Credit Facility are non-recourse to the Corporation.

In connection with the JPM Credit Facility, the Corporation and Jupiter Funding have each made certain representations and warranties and are required to comply with various covenants and other customary requirements. Borrowings of Jupiter Funding will be considered borrowings of the Corporation for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

The foregoing description of the JPM Credit Facility and related agreements in this Item 1.01 is a summary only and is qualified in all respects by the provisions of such agreements, copies of which will be filed with the Corporation’s Form 10-K for the fiscal year ended December 31, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP CAPITAL CORPORATION

Date: October 10, 2023	By:	/s/ Nina K. Baryski
	Name:	Nina K. Baryski
	Title:	Chief Financial Officer and Treasurer